Exhibit 10.2
CONSENT
This Consent (this “Consent”), is entered into in connection with that certain Credit Agreement, dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including all Schedules and Exhibits thereto, the “Credit Agreement”), by and among MASIMO CORPORATION, a Delaware corporation (the “Borrower”), the Lenders and Issuing Banks party thereto from time to time and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which the Lenders and Issuing Banks extended credit to the Borrower in the form of, among others, Loans and Letters of Credit. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.
WHEREAS, the Borrower has notified the Administrative Agent that Quentin Koffey and Michelle Brennan (the “Existing Politan Directors”) are currently members of the board of directors, which Existing Politan Directors were nominated or appointed by Politan Capital Management LP and its affiliates (collectively, “Politan”) and were not nominated or appointed by a majority of the board of directors of the Borrower; WHEREAS, the Borrower has further notified the Administrative Agent that Politan (and not, for the avoidance of doubt, the majority of the existing board of directors of the Borrower) has nominated Darlene Solomon and William Jellison (the “Prospective Politan Directors” and, together with the Existing Politan Directors, the “Politan Directors”) as potential members of the board of directors of the Borrower;
WHEREAS, if the Prospective Politan Directors are elected to the board of directors of the Borrower following the annual meeting of the Borrower scheduled for September 19, 2024, at 2:00 p.m., Pacific Daylight Time (the “2024 Annual Meeting”), there will be four (4) members of the board of directors of the Borrower, constituting a majority thereof, nominated by Politan and a Change in Control would result therefrom;
WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) consent and agree that, solely for the period commencing on the later of (1) the Consent Effective Date (as defined below) and (2) the date of the 2024 Annual Meeting and ending on the first date on which directors are elected at the first annual meeting of the Borrower following the 2024 Annual Meeting (such period, the “Consent Period”), (x) the Politan Directors shall be deemed to have been nominated by the board of directors of the Borrower for the purposes of determining clause (b) of the definition of “Change in Control” under the Credit Agreement and (y) no Change in Control shall occur as a result of the election of the Prospective Politan Directors to the board of directors of the Borrower at the 2024 Annual Meeting.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.     Consent.
In accordance with Section 9.02(b) of the Credit Agreement, effective on and as of the Consent Effective Date, the Lenders party hereto (constituting the Required Lenders) agree that, solely during the Consent Period, (i) the Politan Directors shall be deemed to have been nominated by the board of the directors of the Borrower for purposes of determining clause (b) of the definition of “Change in Control” set forth in the Credit Agreement and (ii) no Change in Control shall have be deemed to have occurred as a result of the election of the Prospective Politan Directors to the board of directors of the Borrower at the 2024 Annual Meeting.
SECTION 2.     Conditions Precedent to Effectiveness. The effectiveness of this Consent is subject to the satisfaction (or waiver) of the following conditions (the time at which such conditions are satisfied or waived, the “Consent Effective Date”):
(a)     the Administrative Agent shall have received (i) executed signature pages to this Consent from the Lenders constituting the Required Lenders under the Credit Agreement as in effect immediately prior to the effectiveness of this Consent and (ii) a certificate of the Borrower as to the conditions set forth in clauses (b) and (c) below;

(b)     the representations and warranties of the Loan Parties contained in the Credit Agreement (after giving effect to this Consent) and each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representationsand warranties that already are qualified or modified by materiality in the text thereof) on and as of the Consent Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(c)     on and as of the Consent Effective Date, after giving effect to this Consent, no Default shall have occurred and be continuing; and
(d)     all fees and expenses required to be paid under the Credit Agreement and, with respect to expenses and legal fees, to the extent invoiced in reasonable detail at least two Business Days before the Consent Effective Date (except as otherwise reasonably agreed to by the Company) shall have been paid in full.
SECTION 3.     Reaffirmation. The Borrower on behalf of itself and each other Loan Party hereby (a) reaffirms its obligations (and the obligations of each other Loan Party) under the Credit Agreement and each other Loan Document, in each case as amended by this Consent, including, without limitation, the guarantee of the Obligations pursuant to the Guaranty by each Guarantor and (b) acknowledges and agrees that Obligations of (and the guarantees thereof by) the Loan Parties contained in the Loan Documents are, and shall remain, in full force and effect immediately after giving effect to this Consent.
SECTION 4.     Miscellaneous.
(a)     The Credit Agreement and each of the other Loan Documents, as specifically amended by this Consent, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Credit Agreement, or any waiver of the terms, conditions, or provisions of the Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders, Issuing Banks and/or the Administrative Agent under the Loan Documents. The Credit Agreement, together with this Consent, shall be read and construed as a single agreement.
(b)     Upon the effectiveness of this Consent, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean and refer to the Credit Agreement as modified hereby.
(c)     This Consent is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
(d)     This Consent shall be binding upon and shall inure to the sole benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns.
(e)     This Consent shall be construed in accordance with and governed by the law of the State of New York.
(f)     This Consent shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.03, 9.06, 9.07, 9.09, 9.10, 9.11, 9.12, 9.13 and 9.18.

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IN WITNESS WHEREOF, the parties have caused this Consent to be duly executed and delivered as of the date first above written.

CITIBANK, N.A., individually as a Lender, and as Administrative Agent
By:	/s/ JONATHAN CREAN
	Name:	Jonathan Crean
	Title:	Authorized Signatory

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JPMORGAN CHASE BANK, N.A., individually as a Lender
By:	/s/ GREGORY T. MARTIN
	Name:	Gregory T. Martin
	Title:	Executive Director

BMO BANK, N.A., successor in interest to Bank of the West, individually as a Lender
By:	/s/ CECILE SEGOVIA
	Name:	Cecile Segovia
	Title:	Director

KEYBANK, NATIONAL ASSOCIATION, individually as a Lender
By:	/s/ TANILLE INGLE
	Name:	Tanille Ingle
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender
By:	/s/ CHRISTIAN J. PELLICCI
	Name:	Christian Pellicci
	Title:	Assistant Vice President

MIZUHO BANK, LTD., individually as a Lender
By:	/s/ TRACY RAHN
	Name:	Tracy Rahn
	Title:	Managing Director

HSBC Bank USA, N.A., individually as a Lender
By:	/s/ KEVIN FILER
	Name:	Kevin Filer #23587
	Title:	Director

City National Bank, individually as a Lender
By:	/s/ JENNIFER HWANG
	Name:	Jennifer Hwang
	Title:	Senior Vice President

Acknowledge and Agreed:
MASIMO CORPORATION, a Delaware corporation
By:	/s/ MICAH YOUNG
	Name:	Micah Young
	Title:	EVP, Chief Accounting Officer